UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2004

DIVERSA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-29173	22-3297375
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4955 Directors Place, San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 526-5000

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 4, 2004, the Board of Directors of Diversa Corporation (the “Company”) increased the size of the Board to eight members, and appointed Fernand Kaufmann, Ph.D. as a member of the Company’s Board. Dr. Kaufmann was appointed to serve as a Class I director, continuing in office until the Company’s 2007 annual stockholders’ meeting, and until his successor is elected and has qualified, or until his earlier death, resignation or removal.

A copy of the press release announcing Dr. Kaufmann’s appointment as a director of the Company is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press release of Diversa Corporation dated November 4, 2004 announcing the appointment of Fernand Kaufmann, Ph.D. as a director of the Company.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIVERSA CORPORATION

Dated: November 4, 2004	By:	/s/ Edward Shonsey
	Name:	Edward Shonsey
	Title:	Executive Vice President, Internal Development and Chief Financial Officer

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INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press release of Diversa Corporation dated November 4, 2004 announcing the appointment of Fernand Kaufmann, Ph.D. as a director of the Company.

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